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                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-46055

                                BROOKE GROUP LTD.

                         SUPPLEMENT DATED JUNE 15, 1998
                        TO PROSPECTUS DATED MAY 29, 1998

                  The Prospectus of Brooke Group Ltd. (the "Company") dated May 29, 1998 relating to the Company's common stock, $.10 par value per share (the "Common Stock"), is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

                  The table set forth on pages 52 to 59 of the Prospectus is supplemented to include information concerning the following additional Selling Stockholders.

                                                              NO. OF SHARES
                        SHARES OF COMMON       SHARES OF       OF COMMON
                        STOCK OWNED PRIOR    COMMON STOCK     STOCK OWNED
SELLING STOCKHOLDERS       TO OFFERING       BEING OFFERED   AFTER OFFERING(1)
--------------------       -----------       -------------   -----------------

  G. R. Wynhoff              1,332               1,332               0








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(1) The calculation of the number of shares of the Company's common stock owned after the offering assumes the sale of all shares offered hereby.